Exhibit 10.3

Exhibit II

Confidentiality and Intellectual Property Agreement

I.  CONFIDENTIALITY:

A.           The undersigned Employee acknowledges that, during the term of his/her employment with Sharps Compliance, Inc. (“SHARPS”), that he/she will be provided with, or otherwise become privy to, SHARPS information which is proprietary and confidential in nature. Therefore, as a condition to continued employment with SHARPS, Employee hereby agrees as follows:

B.           Employee recognizes and acknowledges that he/she will have access to certain confidential information, proprietary data, and trade secrets of SHARPS, and of entities and individuals controlling, controlled by, or under common control with SHARPS (its “Affiliates”), including, but not limited to, customer names and lists, contracts, terms of contracts, calculations, specifications, drawings, plans, records, employee information, compilations of information, formulas, patterns, devices, patents, trademarks, copyrighted materials, and other confidential information and data either created or compiled by SHARPS or received from its customers or others and incorporated into SHARPS’s confidential information (all collectively the “Confidential Information”).  Employee also recognizes and acknowledges that this Confidential Information is generally not available to or known by the public or SHARPS’s competitors and constitutes valuable, special, and unique property of SHARPS and its Affiliates that provides to SHARPS and its Affiliates an advantage over their competitors.

C.           Employee shall not, during or after the term of this Agreement, directly or indirectly, undertake in any fashion to take commercial or proprietary advantage of, or profit from, any of such Confidential Information, or disclose to any person or firm, corporation, association, or other entity for any reason or purpose whatsoever (except to authorized representatives of SHARPS and as otherwise may be necessary in the course of performing your employment hereunder).  Employee additionally agrees that he/she shall maintain the confidentiality of all such Confidential Information of SHARPS, its Affiliates, or its customers for the sole use and benefit of SHARPS.  All Confidential Information and all files, records, documents, contract equipment or similar items relating to the Confidential Information or to the business of SHARPS or its Affiliates, whether prepared by you or otherwise coming into your possession during the term of your employment or hereafter, shall remain the exclusive property of SHARPS and its Affiliates.

D.           Employee shall promptly return to SHARPS all materials or property of any kind or character which in any way relates to the Confidential Information or the business of SHARPS or any of its Affiliates or customers, whether or not asserted to be the exclusive property of SHARPS, without retaining copies or duplicates of any such materials or property.

E.           In the event of any threatened breach of this Confidentiality Agreement by Employee, SHARPS, in addition to all other remedies made available to it as a matter of law or equity, may seek an injunction restraining you from disclosing, in whole or in part, such Confidential Information. Additionally, all profits, payments, earnings, or compensation paid or accruing to you directly or indirectly by reason of the use of such Confidential Information in breach of this Confidentiality Agreement, shall be paid by you to SHARPS as partial liquidated damages.  Each party hereto acknowledges that a remedy at law for any breach of this Confidentiality Agreement will be inadequate and agrees that each party hereto shall be entitled to specific performance and injunctive and other equitable relief in case of any such breach, and further agrees that any bond required for the securing of such injunctive or other equitable relief shall be in the nominal amount of $1,000.00.  This provision shall not be construed to deny the recovery of proven actual damages caused by a breach hereof.  In any litigation filed in relation to this Confidentiality Agreement, the unsuccessful party, in addition to all other sums that either party may be called on to pay, shall be required to pay a reasonable sum for the successful party’s attorney’s fees.

F.           In the event any one or more of the provisions contained in this Confidentiality Agreement shall for any reason be held to be invalid, illegal, or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect any other provision hereof and this Confidentiality Agreement shall be construed as if such invalid, illegal, or unenforceable provision had never been contained herein.

G.           This Confidentiality Agreement shall be construed under and in accordance with the laws of the State of Texas, and all obligations of the parties created hereunder are performable in Harris County, Texas.

H.           Each party hereto agrees to perform any further acts and to execute and deliver any further documents which may be reasonably necessary to carry out the provisions of this Confidentiality Agreement.  This Confidentiality Agreement shall be binding upon and, where allowed pursuant hereto, inure to the benefit of the parties hereto and their respective heirs, executors, administrators, legal representatives, successors, Affiliates, and assigns.

I.           This Confidentiality Agreement constitutes the sole and only agreement of the parties hereto relating to the subject matter hereof as of the date hereof and correctly sets forth the rights, duties, and obligations of each to the other as of its date. Any prior agreements, promises, negotiations, or representations not expressly set forth herein are of no force or effect.

II.  INTELLECTUAL PROPERTY:

A.           Employee acknowledges that he/she has been hired by SHARPS to perform services for SHARPS for compensation, and acknowledges that he/she has not been hired by SHARPS to develop any intellectual property for his/her own account while employed by SHARPS.  Therefore, as a condition to continued employment with SHARPS, Employee, whether hired as a “research and development” employee or as a “non-research and development” employee, hereby agrees as follows:

B.           All drawings, designs, plans, specifications, data, and other memoranda or writings created or prepared by, or under the control of, Employee, alone or with others, whether or not such others are employees, in connection with the work performed by Employee for SHARPS or its Affiliates, whether or not created or prepared at SHARPS’s physical locations or with SHARPS’s materials and equipment, and whether or not created or prepared expressly hereunder, created or prepared after the date hereof, shall be and remain the property of SHARPS and its Affiliates, as applicable, and SHARPS and its Affiliates, as applicable, shall have the exclusive right to own and use such drawings, designs, plans, specifications, data, and other memoranda or writings in all ways and for all purposes, without any claim on the part of Employee for additional compensation therefor.

C.           Any inventions, discoveries, processes, improvements, innovations, or other developments, whether or not patentable, copyrightable, or trademarkable, made or conceived by Employee, alone or with others, whether or not such others are employees, during Employee’s employment by SHARPS or its Affiliates, that relate in any way to the business of SHARPS or its Affiliates, whether or not made or conceived expressly hereunder, shall be and remain the property of SHARPS and its Affiliates, as applicable, and SHARPS and its Affiliates, as applicable, shall have the exclusive right to own and use such inventions, discoveries, processes, improvements, innovations, or other developments, in all ways and for all purposes, together with all rights appurtenant to such inventions, discoveries, processes, improvements, innovations, or other developments, granted by

Texas or United States laws.  To effectuate this immediate and present grant, whenever any inventions, discoveries, processes, improvements, innovations, or other developments, whether or not patentable, copyrightable, or trademarkable, are made or conceived by Employee, alone or with others, whether or not such others are employees, during his/her employment by SHARPS or its Affiliates, Employee shall promptly furnish SHARPS with complete information thereon, and such inventions, discoveries, processes, improvements, innovations, or other developments, whether or not patentable, copyrightable, or trademarkable, shall immediately be assigned by Employee to SHARPS upon SHARPS’s request and the furnishing by SHARPS of appropriate documents necessary to effect such assignment.  Employee agrees immediately to execute all documents, including assignments in the form specified by SHARPS, furnish all information, and do all other things necessary to facilitate and insure the proper and effective assignment of all such interests and the filing and prosecution of any necessary or appropriate applications for patents, copyrights, or trademarks, at the request and expense of SHARPS.

D.           In the event any one or more of the provisions contained in this Intellectual Property Agreement shall for any reason be held to be invalid, illegal, or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect any other provision hereof and this Intellectual Property Agreement shall be construed as if such invalid, illegal, or unenforceable provision had never been contained herein.

E.           This Intellectual Property Agreement shall be construed under and in accordance with the laws of the State of Texas, and all obligations of the parties created hereunder are performable in Harris County, Texas.

F.           Each party hereto agrees to perform any further acts and to execute and deliver any further documents which may be reasonably necessary to carry out the provisions of this Intellectual Property Agreement.  This Intellectual Property Agreement shall be binding upon and, where allowed pursuant hereto, inure to the benefit of the parties hereto and their respective heirs, executors, administrators, legal representatives, successors, Affiliates, and assigns.

G.           This Intellectual Property Agreement constitutes the sole and only agreement of the parties hereto relating to the subject matter hereof as of the date hereof and correctly sets forth the rights, duties, and obligations of each to the other as of its date. Any prior agreements, promises, negotiations, or representations not expressly set forth herein are of no force or effect.

IN TESTIMONY WHEREOF, witness our hands as of the dates shown below.

SHARPS COMPLIANCE, INC.

By___________________________________

    Name: David P. Tusa

    Title: Chief Executive Officer and President

    Date:_______________________________

Employee Name:

  ______________________________________
  Employee Signature

  ______________________________________
  Date